Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


SpatiaLight, Inc.
Novato, California

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of our report dated March 3, 2003, relating to the consolidated financial statements and schedules of SpatiaLight, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO Seidman, LLP

San Francisco, California
October 8, 2003